UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2024

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio			001-09518	34-0963169
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road,	Mayfield Village,	Ohio		44143
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 10, 2024, the shareholders of The Progressive Corporation (the “Company”) approved The Progressive Corporation 2024 Equity Incentive Plan (the “2024 Plan”) at the Company’s Annual Meeting of Shareholders. A description of the material terms of the 2024 Plan is contained under the heading “Item 2: Proposal to Approve The Progressive Corporation 2024 Equity Incentive Plan” in the Company’s definitive proxy statement for the 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 25, 2024 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the 2024 Plan, a copy of which is filed as Exhibit 10 to this Current Report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Company’s Annual Meeting of Shareholders held on May 10, 2024, 520,582,486 common shares were represented in person or by proxy.

(b) At the Annual Meeting, shareholders took the following actions:

•Proposal One - Shareholders elected each of the twelve directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Danelle M. Barrett	2025	488,110,087	570,018	284,822	31,617,559
Philip Bleser	2025	478,956,530	9,718,507	289,890	31,617,559
Stuart B. Burgdoerfer	2025	468,782,789	19,871,594	310,544	31,617,559
Pamela J. Craig	2025	485,302,078	3,382,329	280,520	31,617,559
Charles A. Davis	2025	472,426,223	16,246,869	291,835	31,617,559
Roger N. Farah	2025	460,795,244	27,858,187	311,496	31,617,559
Lawton W. Fitt	2025	435,616,170	53,035,090	313,667	31,617,559
Susan Patricia Griffith	2025	482,426,770	6,290,722	247,435	31,617,559
Devin C. Johnson	2025	488,037,831	629,567	297,529	31,617,559
Jeffrey D. Kelly	2025	474,960,992	13,699,882	304,053	31,617,559
Barbara R. Snyder	2025	482,936,564	5,742,120	286,243	31,617,559
Kahina Van Dyke	2025	487,995,282	676,489	293,156	31,617,559

•Proposal Two - Approved the 2024 Plan. This proposal received 477,218,719 affirmative votes and 11,352,948 negative votes. There were 393,260 abstentions and 31,617,559 broker non-votes with respect to this proposal.

•Proposal Three - Cast an advisory vote approving the Company’s executive compensation program. This proposal received 462,732,451 affirmative votes and 25,627,253 negative votes. There were 605,223 abstentions and 31,617,559 broker non-votes with respect to this proposal.

•Proposal Four - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024. This proposal received 483,123,324 affirmative votes and 32,259,997 negative votes. There were 5,199,165 abstentions and no broker non-votes with respect to this proposal.

•Proposal Five - Did not approve the shareholder proposal regarding a report on the Company’s diversity, equity, and inclusion efforts. This proposal received 6,688,626 affirmative votes and 480,287,526 negative votes. There were 1,988,775 abstentions and 31,617,559 broker non-votes with respect to this proposal.

Item 7.01 Regulation FD Disclosure.

On May 10, 2024, the Company’s Board of Directors (the “Board”) renewed the Company’s authorization to repurchase up to 25 million of the Company’s common shares, $1.00 par value, and declared the
Company’s quarterly common share dividend in the amount of ten cents ($0.10) per share, payable on July
12, 2024, to shareholders of record on July 3, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2024
                            THE PROGRESSIVE CORPORATION

                            By: /s/ Mariann Wojtkun Marshall
                            Name: Mariann Wojtkun Marshall
                        Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
10	10	The Progressive Corporation 2024 Equity Incentive Plan
104	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

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